Exhibit (e) (1)

Auditor’s Consent

     We hereby consent to the inclusion of our reports relating to Kreditanstalt für Wiederaufbau dated March 20, 2003, April 12, 2002 and April 2, 2001 in the Annual Report on Form 18-K of Kreditanstalt für Wiederaufbau and KfW International Finance Inc., for the year ended December 31, 2002 and to the incorporation by reference of such information in the Registration Statement under Schedule B of Kreditanstalt für Wiederaufbau and KfW International Finance, Inc. filed with the Securities and Exchange Commission of the United States of America.

June 3, 2003

PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

By:	/s/ Weiblen	By:	/s/ Struwe

	Weiblen Wirtschaftsprüfer (German Public Auditor)		Struwe Wirtschaftsprüfer (German Public Auditor)

Exhibit (e) (2)

Auditor’s Consent

     We hereby consent to the inclusion of our report relating to Deutsche Ausgleichsbank dated May 20, 2003 in the Annual Report on Form 18-K of Kreditanstalt für Wiederaufbau and KfW International Finance Inc., for the year ended December 31, 2002 and to the incorporation by reference of such information in the Registration Statement under Schedule B of Kreditanstalt für Wiederaufbau and KfW International Finance, Inc. filed with the Securities and Exchange Commission of the United States of America.

June 3, 2003

PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

By:	/s/ Dr. Erner	By:	/s/ Güldenberg

	Dr. Erner Wirtschaftsprüfer (German Public Auditor)		Güldenberg Wirtschaftsprüfer (German Public Auditor)